Exhibit 10.30

STOCK AND WARRANT PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 5rd day of April 2004, by and between D. Scott Elliot, whose address is 501 Manatee Ave., Holmes Beach, FL 34217 ("Buyer"), and GKIG Intelligence, located at. 2602 Yorktown Place, Houston, TX.

WHEREAS, Seller is the record owner and holder of certain securities of GKIG Intelligence, Inc., symbol (GKIG), (the "Company"), a Nevada corporation, including 1,388,888 shares of restricted stock of the Company (hereinafter referred to as the "Securities"); and

WHEREAS, Buyer desires to purchase the Securities and Seller desires to sell the Securities, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Shares, it is hereby agreed as follows:

1. Purchase and Sale. Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, Seller shall sell, convey, transfer, and deliver to Buyer certificates representing the Securities, and Buyer shall purchase from Seller the Securities in consideration of the purchase price set forth in this Agreement. The certificates representing the Securities (including one or more certificates representing an aggregate total of 1,388,888 shares of restricted stock of the Company) shall each be duly endorsed for transfer or accompanied by an appropriate stock transfer power duly executed in blank, in either case with Seller's signature Medallion guaranteed. The closing of the transactions contemplated by this Agreement ("Closing"), shall be held at 501 Manatee Ave Ste B, Holmes Beach on or before March 26, 2004 at 5:00 p.m., or such other place, date and time as the parties hereto may otherwise agree.

2. Amount and Payment of Purchase Price. The purchase price for the Securities shall be Twenty-Five Thousand (25,000), payable to Seller by cashier's check, certified funds, wire transfer or any other form immediately available funds on or before the date of Closing.

3. Representations and Warranties of Buyer. Buyer hereby warrants and represents:

a. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby by Buyer have been duly authorized. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which any of the individual Buyers is a party or by which any of the individual Buyers is bound.

b. Buyer acknowledges that it is aware that the purchase of the Securities involves a high degree of risk, and further acknowledges that it is acquiring the Securities after adequate investigation of the business and prospects of the Company through an examination of all periodic reports and other filings of the Company made pursuant to and in accordance with the provisions the Securities Exchange Act of 1934.

c.  By execution of this Agreement, Buyer hereby represents that:

    i. It is an "Accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Action of 1933.

    ii. It has knowledge and experience in financial and investment matters, is familiar with investments of the type represented by the Securities, and is capable of evaluating the merits and risks associated with purchase of the Securities.

    iii. In evaluating the merits of the purchase of the Securities, the Buyer has relied solely on its own investigation concerning the Company and has not relied upon any representations provided by the Seller or by the Company, its officers, directors, agents, employees, or representatives; and

    iv. Buyer has adequate worth and means of providing for its current needs and contingencies, has no need for liquidity with respect to this investment and is able to sustain a complete loss of the investment.

4. Representations and Warranties of Seller. Seller hereby warrants and represents:

a. The Company is a corporation duly organized; validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority to carry on its business as it is now being conducted.

b. The Company is subject to the reporting obligations under Section 13 of the Securities Exchange Act of 1934, as amended, and Seller has filed all reports required to be filed by Section 13 of said Act during the twelve months preceding the date of this Agreement (or such shorter period during which it has been subject to such reporting obligations), and has been subject to such filing requirements for the ninety days preceding the date hereof.

c. Restrictions on Shares (i) The Seller is not a party to any agreement, written or oral, creating rights in respect to the Company's stock in any third person or relating to the voting of the Company's stock, (ii) Seller is the lawful owner of the Shares, free and clear of all security interests, liens, encumbrances, equities and natter charges, and (iii) There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Shares.

d. Seller represents that Seller has no family relationship or other form of ongoing business or personal relationship with Buyer and has no ability to exercise any control or influence over the management and conduct of the Company's business and, therefore, that Seller is not now an affiliate of the Company.

5. Representations and Warranties of Seller and Buyer. Seller and Buyer hereby present and warrant that there has been no act or omission by Seller or Buyer that would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

6.  General Provisions.

a. Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed y the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

b. Binding Effects. This Agreement shall be binding upon, arid inure to the benefit of, the parties hereto and their respective heirs, representatives, successors, and assigns.

c. Governing Law. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforce in accordance with the laws of the State of Florida.

d. Attorneys Fess. Costs. In the event that litigation results from or arises out of this Agreement, the Note, the Release and Indemnity Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

e. Sections and Other Heading. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretations of this Agreement.

f. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument, notwithstanding the fact that all parties are not signatory to the same original or counterpart. For purposes of execution of this Agreement, facsimile signatures shall be treated as originals.

IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures on the date first written above.

Seller:                                   Buyer:
/s/ Gary Kimmons                          /s/ Scott Elliot
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By GKIG INTELLIGENCE INC.                 BY: SCOTT ELLIOT, President